QUESTION AND ANSWER SECTION

Operator: [Operator Instruction]. Your first question comes from Alex Gauna with UBS.

[Q - Alex Gauna]: Hi guys, thank you. I was wondering within the outlook, if you could give a little color on what you except to be happening with your organic business plus breaking out a little bit more detail the Anachip contribution, and also on core gross margins what the trend is here in the near term?

[A]: Okay. Gauna, this is tough to do, let me just answer. We, you know, we really don't want to separate the revenue from our, you know, organic growth and from the Anachip, because due to, you know, we are going to be - have more than just Anachip and therefore, you know, it really don't make sense. But, if at all we might separate the running between the discrete and analog, we would not like to separate from, you know, our DII orbiting its organic growth from the Anachip. As you know, we put it our growth for the next - for this quarter, first Q of 2006. We put it like, we say 16 to 20% growth, and our, you know, I can tell you our organic growth have only few portion you know, its probably comfortable you know, with our last quarter. Some forget we have 7 percent, and then, you know, 13 percent, continued two quarter of growth. And, so, you know, you don't really expect these as our own organic growth, will be pretty in a comfortable will be pretty good. And, then, and on that our Anachip growth, then keep as a total of 16 to 20% revenue growth in 1Q from 4Q.

[Q - Alex Gauna]: Sir, if I understood you correctly, despite, or otherwise, the seasonal softness, you are seeing organic growth continue sequentially into the March quarter, is that correct?

[A]: I think, we say it's comparable to the fourth quarter.

[Q - Alex Gauna]: I got it.

[A]: Okay. And, you know, because we are coming off of a little bit stronger growth in the industry experience over the last two quarters. So, you know, we, you know, traditionally the first quarter is slightly softer than the fourth quarter, but we expect it to be right around parity.

[Q - Alex Gauna]: Okay, very good. And, I am wondering you mentioned major wins in Europe, I believe specifically with the cellphone platforms. How far along are you in terms of securing new design wins in software? What kind of contribution is that making to revenues overall at this point?

[A]: I think, the overall contribution is still pretty low, but, the opportunity and the progress is quite good. You know, we are putting more and more focus on this marketplace, and with the emergence of China as a key design area for this product line will - that plays into our strategy quite well. But, we are making continued progress, but it's, you know, it's slow moving and so forth. So, it's still not a significant part of our revenue.

[A]: And, December, those revenue may not show in the European revenue, and now the design wins down in Europe, many times will be procure - the procurement will be in Asia. And therefore, you know, you may not measure discrete, a major revenue growth in Europe but you are going to see a major, you know, design win activity in the cellphone but European manufactures.

[Q - Alex Gauna]: I got it, very good. And, I was wondering also with regard to Dr. Lu, you mentioned clearly that you are ahead of schedule in your move to analog mix signal with Anachip acquisition. But, could you give us an update, I didn't understand clearly, are you still on track with your core analog developments for product releases in the first half of the year and ramp in the second?

[A]: The answer is yes. We are taking some of the Anachip analog sales, and then try to you know, coding for building our factory in China, at the same time, you know, we try to make sure all the quality meet our requirements, and those was on schedule. And, you are going to see series of a new product analog product announce in the first half of this year.

[A]: There was some overlap in the developments we were working on it and some of the areas they were, and we are also researching some of the product areas that they are not really weren't focused on because of their scale and their ability to compete in those marketplaces, we plan to bring those up very rapidly. So, we have a two pronged approach with that product line.

[Q - Alex Gauna]: Okay, very good thank you congratulations, powerful quarter.

[A]: Thank you.

[A]: Thanks a lot.

Operator: Your next question comes from Michael Bertz with WR Hambrecht.

[Q - Michael Bertz]: Good afternoon gentlemen, nice quarter.

[A]: Thank you.

[A]: Thank you.

[Q - Michael Bertz]: Listen, quick question here then, the increase in R&D into the first quarter here, is it pretty much primarily going to come from, you know, adding Anachip guys or is there some other expense increasing you are seeing from your own efforts like in analog?

[A]: Well, the answer is yes, you know, is coming from Anachip, but, you know, again if we will describe what we have said is SG&A, you know, to put them into the Diodes - and that will offset the increase of the R&D and so some of them could be the, you know, how do you - category the R&D versus SG&A. But the total you know, which deal target our motto you know, we want to be somewhere about 2% to 3 percent. So, even we show our R&D now it's higher than last quarter, which is not really worth us, okay, because that's been with in our which is motto. And then, with the key goal, after the, you know, we acquire Anachip, and with Anachip and then, you know, our new product come out those growth, of the grain menu [ph] will be able to as a percent of R&D will be able to reduce it. Therefore, you know, it is still within our financial motto, of 2 to 3% R&D.

[Q - Michael Bertz]: Okay. Fair enough thanks, Keh-Shew. On the - as you look in the quarters ahead, may be Mark, it is direct question to answer these questions, you look at, you know, the European business, but seems to be improving pretty well, any thoughts about, you know, the target for a percentage of revenue might get from your customers over there business is right for you there?

[A]: Yeah, you know, we were striving to get it to be about 5% of our revenue, but I am looking now between 4 and 5% of our revenue. But, you know, when we add, we throw on the acquisition and we throw on a little bit higher growth than expected in the fourth quarter and it may change. So, I guess between 4 and 5. I think we are running about 3% now. Our progress is good. Hopefully, we continue to have this problem, because we are going to the other regions that much faster. But, I think that the things are going very well there.

[Q - Michael Bertz]: Okay, fair enough. And then, I know we touched on this a little bit and you kind of gave us a sense about, you know, commenting about the core business, you know, basically being flat into the first quarter. But, if we can look back at Anachip just for our purposes modeling-wise, what - do you have an estimate of what they do about in the fourth quarter in terms of revenue?

[A]: I don't have it here. But, you know, I need to put a couple of points here. #1, most of the Anachip customers, before we apply a synergy and before we use it for all major customers, its all centralized in Asia, in China. And, you know, and typically 1Q on them, you know, for those Asian markets typically would be, you know, spread or going down, okay. But, they are lying down; I do not have those - the number in front of me to answer that. But, you know, I think they are probably comparable too.

[Q - Michael Bertz]: Okay, great. And then, thinking about in terms of, you know, gross margins, obviously you talked about them being little bit softer than corporate average right now, but, you know, overtime becoming higher. How should be think about that in terms of your plans for, you know, on a quarterly basis, increasing gross margins for the analog side of the business?

[A]: You know, we can't monitor exactly because we have exact, you know, we have been, you know, we have only been in there since January 10. But, we are packaging synergies; we have customer synergies and so forth. They are very focused on - they only have Asian customers, which is the most competitive market in the world, so the global customer base will help them, the packaging synergies will help a great deal and frankly at, you know, at $35 million a year, they just had no scale. So, we can add some scale in there. So, we see significant opportunities going forward to achieve margins higher than our present margin - run rate.

[A]: If you look at our announcement we just said, after we finished the integration and we apply most of the synergies, we are able to get in gross margins higher than our on discrete gross margin. And, you know, no doubt if you look at most at today they have no packaging capability in themselves. So, they are outsourcing their packaging. #2, you know, their scales. With that kind of scales, you know, even they cannot get the good price, you know, both in the wafer and at the packaging cost. Therefore, if we apply our synergy from the making function and apply to our markets, you know, global market inside of just Asia markets, you are going to see the gross margin shipping improve significantly.

[Q - Michael Bertz]: Okay. Fair enough. Let me just ask if I could be little more direct, you guys have run almost 35% the last couple of quarters here, you know, what - obviously its going to be down, probably reading your numbers that you gave in your release somewhere in the 32 something percent range for the next quarter of your Q1. At what point might we think it would be accretive around 35% range, you know, whether that maybe 3Q or 4Q of this year?

[A]: No, I think it's really difficult for us to forecast that. But, I think you can be comfortable that I think it should start to come back towards that figure starting in the second quarter and advancing throughout the year, weather being [indiscernible]. Remember, we are very focused on gross margin dollars versus gross margin percent. We think it's very dangerous for us to get concerned about the percent. We've got some product lines that we need to roll-out and we need to roll-out in volume that in the initial stages it might be less profitable, but over time become very very profitable to our overall cost structure. So, you know, I think it's just too complex right now for us to model that clear for you at this time.

[Q - Michael Bertz]: Okay.

[A]: We are going to see the profits dollar going to be continuing to improve, you know, because that's what we really focus on.

[Q - Michael Bertz]: Okay, great. And then, one last question, in terms of where you are seeing better traction with the analog and I guess, this is more about, you know, your go-to-market strategy, are you seeing more uptake in the design activity where things are going to distributors or things that you are doing directly with OEMs?

[A]: Again, we are still new in seeing where they are, really the design activity until very recently isall in Asia, okay. And, it's basically been key OEM.

[Q - Michael Bertz]: Okay.

[A]: Okay. And, many of - there is already a significant overlap in our customer base, okay withthere key OEM and in our core end equipments. But, we have some other areas where we focus more then we can add value very rapidly in that marketplace. But, it will take us sometime togenerate the design wins at the global customer base.

[Q - Michael Bertz]: Okay, great. Thanks guys, congratulations.

[A]: Thank you.

[A]: Thank you.Operator: Your next question comes from Ramesh Misra with C.E. Unterberg.

[Q - Ramesh Misra]: Good evening everyone.

[A]: Hi.

[Q - Ramesh Misra]: On Anachip, what foundry are they using?

[A]: Well, they are using different foundries; you are talking about wafer fabs, right?

[A]: Yes, correct.

[A]: They are using different ones, okay, they used in charter before and then they used in LAC [ph] and the break even try to go to PSMC [ph].

[Q - Ramesh Misra]: Okay.

[A - Keh-Shew Lu]: So, they use in different kinds of functions.

[Q - Ramesh Misra]: So, would you be able to pull that into your Kansas City facility or do you expect to maintain that at those locations at this time?

[A - Keh-Shew Lu]: No, we could not have any claim at this movement to put in a path. And, youknow, one thing, I think you remember there is when on the row - ratio wise talking about, in mymind, you know, silicon is not really where the value is. And, so my first priority actually try to, you know, see how soon we can roll over those into how many question site, those was really moreimportant and give me a better synergy.

[Q - Ramesh Misra]: Okay.

[A - Keh-Shew Lu]: And, you know, we refer, you know, I have to mention, you know, you are talking about couple of thousand that, you know, 6" inch wafers those in my mind, you know, I think is not priority wise, it's not critical for me. Therefore I probably was intend to, you know, this server have many questions in website at this moment.

[Q - Ramesh Misra]: Okay. Now, In terms of your capacity at, you know, Shanghai facility that seems to be running pretty full. How do you see capacity ramping up over there in terms of being able to accommodate Anachip? I suppose, right now, Anachip has also been using an external back-end, some other back-end facility, right?

[A - Keh-Shew Lu]: You are right, you are correct. Right now they all outsourced, you know, they know low internal packaging capability, therefore they are outsourcing their packaging. And, but you know, come together our last quarter 4Q, you know, every quarter, we are putting capital recommend in our channel fair, much on our packaging facility. Therefore, you know, we will not back capacity, we will meet our integrations.

[Q - Ramesh Misra]: Thank you.

[A - Keh-Shew Lu]: We will continue putting, you know, our CapEx into China to support this ramp up, you know, this consolidations.

[Q - Ramesh Misra]: I see...

[A - Keh-Shew Lu]: And, you look at that, you know, even last year, we continue putting the money so we will continue do the DCF [ph].

[Q - Ramesh Misra]: Great.

[A]: May sell it - you know, many of these packages that Anachip uses in their product line, we already have. And, then in the fourth quarter of last year, we have mentioned that we were adding too, because either we bought them or didn't buy we need to those two packages. So, we added SLIC and stock 223 [ph] in the fourth quarter into our line. So, we are well....

[A - Keh-Shew Lu]: We put in the development.

[A]: Yeah, in development.

[A - Keh-Shew Lu]: The development is a SL-8 [ph] okay, which is the linear type of packaging, 18SL [ph] package. So, in last December - last year fourth quarter, we quick off that development, okay. And, we would try to qualify, you know, probably first half, not probably, which we try to quantify, if one key - first perhaps on DCA.

[Q - Ramesh Misra]: Okay.

[A - Keh-Shew Lu]: And, then we are able to support in Anachips integration.

[Q - Ramesh Misra]: Okay. So, Dr. Lu is it safe to assume that most of the backbend packaging of Anachip will get transferred over to FKE [ph] well in the next two quarters or so?

[A - Keh-Shew Lu]: No.

[Q - Ramesh Misra]: No.

[A]: You know, as we are going to do our best to integrate into our China packaging facility.

[Q - Ramesh Misra]: Okay.

[A]: But again, you know, we are going to be very focused on where the most cost saving is going to be and if there are certain lines that we want to move over, that's where we will put the capital expenditures and we will move it over.

[Q - Ramesh Misra]: Okay.

[A]: And, currently we have no issues on, you know, getting that contract right now, but the goal is to bring the manufacturing profit about, just like we have done with our expansion in China to beginwith.

[Q - Ramesh Misra]: Great, Okay. And then one last question, sorry go ahead.

[A - Keh-Shew Lu]: Not all the packages in a chip used, we had the capability.

[A]: But, majority of it's...

[A]: Our intent is to bring over to China.

[A - Keh-Shew Lu]: That's right.

[A]: But, we don't if it's going to be third, fourth or which quarter is coming and ultimately end of the year.

[A - Keh-Shew Lu]: We will take a time.

[Q - Ramesh Misra]: Okay, got it. And then, just one final very quick question, your R&D increase in Q1, is that mostly because of Anachip or is that also a part of the original plan within the rest about?

[A - Keh-Shew Lu]: It's majority is leading, I can say its coming for energy.

[Q - Ramesh Misra]: I see, okay, all right. Thanks very much and congratulations on that greatguidance.

[A - Keh-Shew Lu]: Thank you.

[Q - Ramesh Misra]: Okay.

Operator: Your next question comes from Gary Mobley with A.G. Edwards.

[Q - Gary Mobley]: Hi guys.

[A]: Hi Gary.

[A]: Hi.

[Q - Gary Mobley]: How should we think about the growth rate of Anachip versus the it linear analog market you are looking back and then looking forward as well?

[A]: I think Gary you can ask to give us a couple more quarters to analyze that.

[Q - Gary Mobley]: Okay, which you may you may know what it was, you know, looking back in time, was it at par to the overall market?

[A]: The last half of 2005 was pretty strong for them.

[A]: Yeah, well, you know, don't - if you got exact Anachip history, you know, Anachip has not really preformed very well in the past. And they just gradually improved their performance last year. So, like Carl said, second half when I see it, they were pretty good.

[Q - Gary Mobley]: Sure. And...

[A]: You know pretty good performance. And if we bid it, you know, that's the reason we want to buy it, we bid it, we kept another barrier [ph] to it, okay. Their problem is, there was all hornet [ph] in China market, in Taiwan, in Asia market, and we did it with our, you know, global customer base and with our capability up and supportive. We should be able to help them to grow their revenue [indiscernible]. So, I am more looking, you know, back to - you know looking at in the future, I am not worried too much about in the past, because we all know their problem and we all know those problem, it's like our you know, our advantage to solve that problem, and that's the reason we purchased this company.

[Q - Gary Mobley]: Sure. Now, would it be foolish to simply extrapolate out about $11 million in potential quarterly per quarter contribution from Anachip out for the full year?

[A]: I am sorry, what's the question?

[Q - Gary Mobley]: Now, your - inside Anachip guidance, roughly $11 million for the quarter and would it be foolish just to simply extrapolate that out for the balance of the year?

[A]: Hopefully, we continue to get some sequentially growth out of it. But, more important, even it stays relatively constant, we want to get some more of that manufacturing margin.

[A]: So, we talk manufacturers margin Dollars. And, Gary you have known us for long time, you know, that we go after the most aggressive revenue we can give and we've outperformed the discretes 2X. But, I have a feeling Dr. Lu is not going to let us sit down just let us to one times excellent.

[Q - Gary Mobley]: So, I am going to tell you, you know, #1 we are not looking at gross margin percent. But, from gross data point of view, our expense may continue to contribute due to two, one could be the gross from the revenue and one could be our growth from the synergies. So, I would not take it as that important that same you know, 8 to 10% and then just stay there, no way. But, we will continue, try the investor gross margin dollar increase.

[Q - Gary Mobley]: Okay. And Mark, the pricing resilience that you guys have seen in the past few months, how sustainable do you think that is? And, when would you expect it to turn downward - hit the normal, you know, 5 to 6% annual rate?

[A - Mark King]: Well, I kind of have a philosophy on it. We believe that quite honestly that there has been an under-investment in packaging for some time now. And, every time we see just a little bit of growth in the marketplace, we hit the ceiling on the packaging. So, I am not sure how long it can be sustained. But, we are seeing - at the end of the year, we did see some people running into some difficulties supporting their customer base in these areas. And, I think if you look at the CapEx expenditures for these type of devices and packages throughout the world, I think you will see that, you know, it could go on for some period of time. People are very careful about investing in these areas. So, if you can look at our growth in units, you can see that - I think we have not corrected our strategy so far. So, I expect it to continue.

[Q - Gary Mobley]: Okay. And, Carl, last question for you. What would you expect you GAAP tax rate to be for the first quarter and for the balance of the year?

[A - Carl Wertz]: That's always a tough one to forecast. You know, it's fluctuating between the 17 to 16 to 15 range, up and down. I think we are modeling it somewhere in the 16% range, is probably a safe estimate.

[Q - Gary Mobley]: But, with FAS 123(R) in there, it should go up, right?

[A - Carl Wertz]: It will go up some, yes. And, quite frankly, we are in the process of having that model done by an outside consulting firm. So, we are not exactly sure what the tax effect will be on that.

[Q - Gary Mobley]: Okay. But, figure the Pro-Forma rate around the high-teen percent?

[A - Carl Wertz]: Yeah. I would figure, you know, 16 to 18% range.

[Q - Gary Mobley]: Okay. Very good. Thank you, guys.

Operator: Your next question comes from Steve Smigie with Raymond James.

[Q - Steven Smigie]: Great. Thank you. Congratulations on a very nice quarter.

[A]: Thank you.

[A]: Thank you.

[Q - Steven Smigie]: My first question is, how far are you in the integration process and how long do you get everything integrated? I guess sort of a follow-on to that is, do you do another acquisition in 2006 or does it take you a while to digest the existing one?

[A]: Okay. Number one, you know, how far - what integration? You know me. I don't have much patience. The integration for sales and marketing is already done.

[Q - Steven Smigie]: Okay.

[A]: Okay? After we announce it or after we close it, in the next couple of days, we order sales and marketing people integrate with our sales marketing people before the Chinese New Year. Okay? And, then, you know, for - we are start working on the packages. This will, you know, Joe said this already in a chip before the Chinese New Year, probably two day after the closing to look at their packaging requirement and see what we can do. Okay? And markets always start talking to their guys, try to see how to we pick those product to sell in our global market our customer base. So, integration has already started. Now, when they are going to complete? It will depend on, you know, if you are depend on packaging, it take a while. Okay? If you are talking about, you know, announced new product, yeah, again, we are on the way to announce the new product. And so, I don't know what do you want to build if you want to complete, but I can tell you, you want to see those senior - we already said, we are going to see those synergy, majority seniority contribution, before end of the year we should see most of the synergy.

[Q - Steven Smigie]: Okay.

[A]: But, it is a complicated, it's no and no and this is not, you know, they are all one kind of things that our business is continued improvement, very difficult to say when it will be completed, but it's always starting.

[Q - Steven Smigie]: As you say, Jayor [ph] has been very busy.

[A]: You know me. Okay, and what's your next question?

[Q - Steven Smigie]: How quickly can you get through another acquisition, is that sort of how you are thinking? I am just trying to push you, it just seems, you know, as you pointed out, you are not willing to rest, so is there another one coming or...?

[A]: Well, let me put these, where I see we want to careful, because our resource is more in the power resource, because to get it acquired and then to integrate and to get it stabilized, it take a time. Okay. So, you know, depend on how big next deal is. I probably will agree to make a big deal at the first quarter, I mean, first half this year, the first half this year if I would do it, it will be smaller one.....

[Q - Steven Smigie]: Right.

[A]: Now, any major one probably, you know, probably second half or may be 2007, depend on opportunity, we are not. We don't want to rush into make a big deal. You know, I continually open my eyes, open my mind, looking that deeper opportunity and then whenever you get the right deal, raw opportunity, meet with our strategy, meet with our synergy requirement, meet with our criteria, then we are not hesitate to take an action.

[Q - Steven Smigie]: Okay, great. Question on option expense, the guidance that you gave, I assume that's the pro forma guidance and then the option expense guidance you gave would take earnings down separate from that?

[A]: Correct.

[A]: All right.

[Q - Steven Smigie]: That's going to be...

[A]: Well, it's going to be, you know, FASB earnings come first quarter, but that will be - for the first time in Diode's history a pro forma of statement that will show you the breakout between what there was before and after.

[Q - Steven Smigie]: Okay. Okay, and last question is just, in terms of - going back with acquisition, in terms of the synergies, obviously that the gross margins and the revenue synergies that you talked about, I think you already talked a little bit about what's happening in R&D but is there something else to happens with SG&A there, I mean there are certainly redundant capacities, you know, other stuff to come out yet, how does that work?

[A]: Steve, there is definitely going to be some SG&A synergies there too

[Q - Steven Smigie]: Okay.

[A]: As we mentioned, there are same sales, we are merging the sales teams together with same customer base, but we are not looking to necessarily cut people as we grow, we are going to lead more people anyway.

[Q - Steven Smigie]: Okay.

[A]: Let me - I'll let Mark or Dr....

[A - Mark King]: Let me answer this one, you know, we buy the company not just to put [indiscernible] we are buying that company because they have a design and community product, I mean they have a team, an engineer team. So, from that point of view we are not going to help sales anybody, right. Those - you know, we may need to be upgrade the people's capability, but we are not going to cut that those R&D.

[Q - Steven Smigie]: Okay.

[A - Mark King]: From their aspect let's enough. Now, sales and marketing - market care, I tell you on that, because we are a consultant.

[A]: In all reality in the expensive markets we did not have a significant amount of overlaps, we were able to consolidate that easily. In the Asian market place we've been trying to expand our sales force dramatically, so we are going to look at it that we just have more opportunities to call on more customers. So in the acquisition we gained sales and applications very small group in Korea, we've been trying to put that in place for years. Okay, so we just think we're going to able to spread our wings a little bit more and move in, actually now in the sales area, between sales and application in China now we have 60 people on the street.

[A]: Yeah.

[A]: So we should be able to really be able to broaden the accounts of that we can call on. And we think that that's a better approach rather than cutting people, we just need to grow sales more.

[A]: And, in there, we might to need to get a bigger space. Actually in the channel you know, we are looking for - if we were to consolidate altogether into the same buildings. So, we may need to come on, you know, get a bigger space. So, anyway we are on the expansion mode so, we are not really going to look and just they are the people scale [indiscernible] that's not our strategy anyway.

[Q - Steven Smigie]: Okay. Great, thank you very much.

[A]: Okay. But that's the percent, you know, it will be improved because when revenue start growing, you know, as a percent it will be improved.

[Q - Steven Smigie]: Okay.

[A]: Okay.

[A]: Next.

Operator: Your next question comes from Andrew Root with OTA Access [ph].

[Q - Andrew Root]: Thank you. Just a couple of quick questions, do you have a CapEx and depreciation - do you have CapEx, depreciation estimates for 2006?

[A]: Well, I can give you some CapEx guidance what we try to do since, you know, we are continuing expanding our assembly capability and capacity in China. Okay, and to support the Anachip and, you know, come out more new capacity for the [indiscernible] type of product, you know, we are still holding our CapEx expenditure somewhere around 10% to 12% of our revenue. Now, where it is depend on the market. For example, if second half of this year were to start a market it's not as good as what we are looking at then we sure will cut it back. But, we spend it when we see the capacity. You know, I think in the road show I talked to everybody, I say for assembly capacity is very easy and very short lead time to put in press. You know, all you really need to do is go one more floor and then buy some equipment, you know, in a couple months. You should be able to get the capacity you needed. So, therefore, we can easily adjust our CapEx expenditure, okay, according to the market requirement. Right now, we try to do with somewhere around 10 to 12% of our revenues.

[Q - Andrew Root]: [indiscernible] is running around 6% revenue right now?

[A]: No, no. We are running about 6.5, depreciation?

[Q - Andrew Root]: Depreciation?

[A]: I don't know, let me see. About 7 percent

[Q - Andrew Root]: Yeah. Is that is a good number to use for next year or is it more of a fixed number?

[A]: I am sorry what was the question?

[Q - Andrew Root]: What's the depreciation forecast for `06?

[A]: Well, we had 16 - little over 16 for the whole year. So, probably somewhere between 18 and 18.5 I would estimate. It is hard to tell. I do not have all the numbers in front of me being over in London but it will sum that will become fully depreciated during that year or two, so I am not sure exactly what the amount is?

[Q - Andrew Root]: Yes, it's not precise, that is fine.

[A]: Okay.

[Q - Andrew Root]: The second question is, I know you mentioned that seasonally, you know, you said growth would be down, but by looking at the last 10 years, you only ever had one March quarter where you were down 1% and the average increase was actually 5.4 percent. So, the flat guidance and the street was actually modeling up three for organic, I am just wondering the flat guidance seems to be, you know, few points softer than what I was guessing, is it conservatism or can you give little more color on that?

[A]: Yeah, I think we just had a pretty exceptional second half of the year.

[Q - Andrew Root]: Okay.

[A]: And we are coming off of 6 out of 8 record quarters, okay. And so, you know, we are up - you know, I mean if you look at the industry and you look at what people have said, you know, we are anywhere between 2 to 3 x, our first quarter is projected over what their growth is over their first quarter of last year. So, I think, we might just be a little bit ahead of our self. So, you know, we want a - we, you know, I think we just need to be careful and conservative on guiding up.

[Q - Andrew Root]: Now that makes complete sense. I appreciate it.

[A]: Okay.

[Q - Andrew Root]: Thank you.

[A]: Thank you.

Operator: At this time there are no further questions.

Company Representative

Okay. Thank you very much. That will be the conclusion of today's conference call. Thank you.

                             Company Representative

Thank you.

                             Company Representative

Thanks everybody. Talk to you next quarter. Operator: You may now disconnect.